Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-125926, 333-137746, 333-141807) and Form S-8 (Nos. 33-23053, 33-38030, 33-65192, 333-38865, 333-66029, 333-103245, 333-114066, 333-123675, 333-123676 and 333-132054) of ABIOMED, Inc. of our report dated June 12, 2006 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 12, 2007